UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2021

TITAN MACHINERY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33866	45-0357838
(Commission File Number)	(I.R.S. Employer Identification Number)

644 East Beaton Drive, West Fargo, ND 58078-2648
(Address of Principal Executive Offices)(Zip Code)

(701) 356-0130
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TITN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Board of Directors (the “Board”) of Titan Machinery Inc. (the “Company”) elected Frank A. Anglin III as a director of the Company with a term commencing on February 1, 2022. Mr. Anglin was not appointed to serve on any committees of the Board at this time. Mr. Anglin will serve as a Class III director of the Company, holding office until the Company’s 2022 annual meeting of stockholders, unless his earlier death, resignation or removal. There are no arrangements or understandings between Mr. Anglin and any other persons pursuant to which he was selected as a director.

Mr. Anglin will be compensated for his service on the Board in accordance with the Company’s Non-Employee Director Compensation Plan, as referenced in Exhibit 10.20 to the Company’s Annual Report on 10-K for the fiscal year ended January 31, 2021, as recently amended by the Board to provide for an annual cash retainer of $55,000 and an annual equity award grant with a grant value of $80,000, with each such change beginning effective February 1, 2022. In connection with his service, Mr. Anglin will enter into a director indemnification agreement with the Company, in the form as referenced in Exhibit 10.19 to the Company’s Annual Report on 10-K for the fiscal year ended January 31, 2021.

Mr. Anglin is a business executive with over 35 years of experience, including approximately 10 years at General Electric at the beginning of his career, 10 years at CNH Industrial, and 15 years at large regional truck dealerships. During his employment at CNH Industrial from 1996 to 2006, Mr. Anglin held the following positions: Senior Vice President, CNH Capital; Managing Director, CNH Australia Ltd.; and Vice President, Case IH Agricultural Business, North America. Following his tenure at CNH Industrial, Mr. Anglin was employed for a period of 10 years at Western Peterbilt, Inc./Western Truck Centers, a 22-location truck dealership in the Pacific Northwest, where he held the positions of Chief Executive Officer and Board Director. Following his employment at Western Peterbilt, Mr. Anglin was most recently employed as Chief Executive Officer and Board Director for Midwest Can & Container Specialties Inc. (January 2017-May 2018), Chief Executive Officer and Board Director at Boyer Trucks (July 2018-August 2019) and Vice President, West and South Regions, Istate Truck Centers (September 2019-Present).

Mr. Anglin earned a Bachelor of Arts degree in Economics from Northwestern University in 1984 and a Master of Business Administration from Harvard University in 1989.

On December 16, 2021, the Company issued a press release announcing the election of Mr. Anglin to the Board. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated December 16, 2021
104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Machinery Inc.

Date: December 16, 2021	By	/s/ David Meyer
	Name:	David Meyer
	Title:	Board Chair and Chief Executive Officer